UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

KRYSTAL BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2100 Wharton Street, Suite 701

Pittsburgh, Pennsylvania 15203

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRYS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2020, Krystal Biotech, Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) to issue and sell shares of the Company’s common stock, par value $0.00001 per share, having an aggregate offering price of up to $150.0 million (the “Placement Shares”) from time to time during the term of the Sales Agreement, through an “at-the-market” equity offering program under which Cowen will act as the Company’s agent and/or principal. The Placement Shares will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-237983) filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2020 and a prospectus supplement relating to the Placement Shares that was filed with the SEC on December 31, 2020.

Under the Sales Agreement, the Company will set the parameters for the sale of the Placement Shares, including the number of Placement Shares to be issued, the time period during which sales are requested to be made, limitation on the number of Placement Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cowen will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market, to sell Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Subject to the terms and conditions of the Sales Agreement, Cowen may sell Placement Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company will pay Cowen a commission of up to 3.0% of the aggregate gross proceeds from each sale of any Placement Shares, reimburse legal fees and disbursements and provide Cowen with customary indemnification and contribution rights. The Company is not obligated to make any sales of Common Stock under the Agreement. The Company or Cowen may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions. Under the terms of the Sales Agreement, the Company may also sell Placement Shares to Cowen acting as principal for Cowen’s own account at prices agreed upon at the time of sale.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Morrison & Foerster LLP relating to the Placement Shares offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated December 31, 2020, by and between Krystal Biotech, Inc. and Cowen and Company, LLC.

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	President and Chief Executive Officer